                                                                    Exhibit 16.1
                                                                    ------------

                    [PricewaterhouseCoopers LLP letterhead]
                    ---------------------------------------

August 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Transpro, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated August 20, 2004. We agree with the statements concerning our Firm in such Form 8-K. However, we make no comment whatsoever regarding the current status of the material weakness related to revenue recognition and with respect to any changes or improvements of any kind to internal controls implemented by the Company in order to address such material weakness.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP